Exhibit 21.1

Subsidiaries of Mobile Infrastructure Corporation

Name of Subsidiary	Jurisdiction of Incorporation or Organization
1W7 Carpark, LLC	Ohio
222 Sheridan Bricktown Garage, LLC	Delaware
222 W 7th Holdco, LLC	Delaware
2nd Street Miami Garage, LLC	Delaware
Chapman Properties, LLC	Tennessee
Cleveland Lincoln Garage, LLC	Delaware
Denver 1725 Champa Street Garage, LLC	Delaware
Mabley Place Garage II, LLC	Delaware
Mabley Place Garage, LLC	Delaware
MCI 1372 Street, LLC	Delaware
Minneapolis City Parking, LLC	Delaware
Minneapolis Venture, LLC	Delaware
Mobile Infra Holdings, LLC	Nevada
Mobile Infra Operating Company, LLC	Delaware
Mobile Intermediate Holdings, LLC	Delaware
MVP Acquisitions, LLC	Delaware
MVP Bridgeport Fairfield Garage, LLC	Delaware
MVP Cincinnati Race Street Garage, LLC	Delaware
MVP Clarksburg Lot, LLC	Nevada
MVP Denver 1935 Sherman, LLC	Delaware
MVP Denver Sherman, LLC	Delaware
MVP Detroit Center Garage, LLC	Delaware

MVP Detroit Center Garage Manager, LLC	Delaware
MVP Fort Worth Taylor, LLC	Nevada
MVP Hawaii Marks Garage, LLC	Delaware
MVP Houston Preston Lot, LLC	Delaware
MVP Houston Saks Garage, LLC	Nevada
MVP Houston San Jacinto Lot, LLC	Delaware
MVP Indianapolis City Park Garage, LLC	Delaware
MVP Indianapolis Meridian Lot, LLC	Delaware
MVP Indianapolis Washington Street Lot, LLC	Delaware
MVP Louisville Station Broadway, LLC	Delaware
MVP Milwaukee Arena Lot, LLC	Delaware
MVP Milwaukee Clybourn, LLC	Nevada
MVP Milwaukee Old World, LLC	Nevada
MVP Milwaukee Wells, LLC	Nevada
MVP New Orleans Rampart, LLC	Delaware
MVP PF Memphis Poplar 2013, LLC	Nevada
MVP PF St. Louis 2013, LLC	Nevada
MVP Preferred Parking, LLC	Delaware
MVP Raider Park Garage, LLC	Delaware
MVP REIT II St. Louis Cardinal Lot Investment, LLC	Delaware
MVP St. Louis Broadway, LLC	Delaware
MVP St. Louis Cardinal Lot, DST	Delaware
MVP St. Louis Cerre, LLC	Delaware
MVP St. Louis Washington, LLC	Delaware
MVP St. Paul Holiday Garage, LLC	Delaware
St. Louis Broadway Group, LLC	Delaware
St. Louis Seventh & Cerre, LLC	Delaware

West 9th Street Properties II, LLC	Ohio
White Front Garage Partners, LLC	Delaware

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